EXHIBIT 31

CERTIFICATION

I, Nazzareno E. Paciotti, certify that:

1. I have reviewed this annual report on Form 10-KSB/A of GVI Security Solutions, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 2, 2005	By:	/s/ Nazzareno E. Paciotti
Nazzareno E. Paciotti, Chief Executive Officer and Chief Financial Officer
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